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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-XXX) and the related Prospectus of UROHEALTH Systems, Inc. for the registration of 5,000,000 shares of its common stock and to the inclusion therein of our report dated August 22, 1994 with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994.


                                        DOANE RAYMOND

Toronto, Canada
September 24, 1996                      Chartered Accountants